UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 2, 2007

XILINX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18548	77-0188631
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

2100 Logic Drive, San Jose, California	95124
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (408) 559-7778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     The Compensation Committee of the Board of Directors of Xilinx, Inc. (the “Company”) approved the grant of nonstatutory stock options (“Option”) and the award of performance-based restricted stock units (“RSU Award”) to the named executive officers identified below (“Participant”), for the following number of shares of the Company’s common stock:

Participant	Number of Shares	Aggregate Number of Shares
	Subject to Option	Subject to RSU Awards
Jon Olson	56,250	22,000
Patrick Little	26,250	14,500
Boon C. Ooi	33,750	15,250
Omid Tahernia	30,000	14,500

     The above grants and awards were made pursuant to the terms and conditions of the 2007 Equity Incentive Plan and were effective as of July 2, 2007 (the “Grant Date”).

     Each Option was granted with an exercise price equal to $26.97, the closing price of the Company’s common stock on the NASDAQ Global Select Market on the Grant Date. Each Option will, if not earlier terminated in accordance with its terms, terminate and cease to be exercisable on the seventh anniversary of the Grant Date. Subject to the Participant’s continued service with the Company through the applicable vesting date, the Option will vest over the four-year period following the Grant Date in 48 substantially equal monthly installments.

     An RSU Award represents the right of the Participant to receive on the vesting date, without payment of monetary consideration, a number of shares of the Company’s common stock equal to the number of restricted stock units vesting on such date. Subject to the achievement of a specified performance goal and the Participant’s continued service with the Company through the applicable vesting date, the RSU Award will vest over a four-year period in four annual installments on the anniversary of the Grant Date. The exact number of restricted stock units vesting on each annual vesting date will depend on the extent to which the performance goal is satisfied. The performance goal applicable to each annual vesting date is based on the average operating margin percentage achieved by the Company over the two-year period ending on the last day of the Company’s most recently completed fiscal year, as compared to the average operating margin percentage of 20 other companies in the logic-based semiconductor industry identified by the Compensation Committee. In order to achieve 100% of the annual vesting amount, the Company must rank in the top one-third of the companies identified by the Compensation Committee.

     A copy of the form of performance-based RSU Award agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the form of Option agreement was filed as Exhibit 10.24 to the Company’s Annual Report on Form 10-K for its fiscal year ended March 31, 2007 and is incorporated herein by reference. The Options and RSU Awards are subject to the applicable provisions of the 2007 Equity Incentive Plan, a copy of which was filed as Exhibit 10.23 to the Company’s Annual Report on Form 10-K for its fiscal year ended March 31, 2007.

Item 9.01     Financial Statements and Exhibits:

(d) Exhibits

Exhibit No.	Description
99.1	Form of performance-based RSU Award agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

Date: July 5, 2007	By: /s/ Jon A. Olson
Jon A. Olson Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Form of performance-based RSU Award agreement